UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2012, FS Investment Corporation’s (“FSIC”) wholly-owned, special purpose financing subsidiary, Arch Street Funding LLC (“Arch Street”), entered into a revolving credit facility (the “Credit Facility”) with Citibank, N.A. (“Citibank”), as administrative agent, and the financial institutions and other lenders from time to time party thereto. The Credit Facility provides for borrowings in an aggregate principal amount up to $550,000,000 on a committed basis.

FSIC may contribute cash or debt securities to Arch Street from time to time, subject to certain restrictions set forth in the Credit Facility, and will retain a residual interest in any assets contributed through its ownership of Arch Street or will receive fair market value for any debt securities sold to Arch Street. Arch Street may purchase additional debt securities from various sources. Arch Street has appointed FSIC to manage its portfolio of debt securities pursuant to the terms of an investment management agreement. Arch Street’s obligations to Citibank under the Credit Facility are secured by a first priority security interest in substantially all of the assets of Arch Street, including its portfolio of debt securities. The obligations of Arch Street under the Credit Facility are non-recourse to FSIC.

Borrowings under the Credit Facility accrue interest at a rate equal to the London Interbank Offered Rate (“LIBOR”), plus 1.75% per annum during the first two years of the facility and 2.00% per annum thereafter. Interest is payable quarterly in arrears. Borrowings under the Credit Facility are subject to compliance with an equity coverage ratio with respect to the current value of Arch Street’s portfolio and a loan compliance test with respect to the initial acquisition of each debt security in Arch Street’s portfolio.

Beginning November 27, 2012, Arch Street will be required to pay a non-usage fee to the extent the aggregate principal amount available under the Credit Facility has not been borrowed. Outstanding borrowings under the Credit Facility will be amortized beginning nine months prior to the scheduled maturity date of August 29, 2015. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 29, 2015. Arch Street paid a structuring fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

In connection with the Credit Facility, Arch Street has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition to customary events of default included in financing transactions, the Credit Facility contains the following events of default: (a) the failure to make principal payments when due or interest payments within five business days of when due; (b) the insolvency or bankruptcy of Arch Street or FSIC; (c) the failure of Arch Street to be beneficially owned and controlled by FSIC; (d) the resignation or removal of FSIC as Arch Street’s investment manager; and (e) GSO / Blackstone Debt Funds Management LLC or any affiliate thereof or any replacement thereof approved in writing by Citibank no longer serving as the investment sub-adviser to FSIC. Upon the occurrence of an event of default, Citibank may declare the outstanding principal and interest and all other amounts owing under the Credit Facility immediately due and payable. During the continuation of an event of default, Arch Street must pay interest at a default rate.

Borrowings of Arch Street will be considered borrowings of FSIC for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

In connection with the Credit Facility, on August 29, 2012, Arch Street entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Benjamin Loan Funding LLC and Benjamin 2 Loan Funding LLC, each affiliates of Citibank (together, the “Benjamin Funding Entities”) and each of the respective equity owners thereof. Pursuant to the terms of the Merger Agreement, Arch Street acquired certain debt securities through the merger of the Benjamin Funding Entities with and into Arch Street. Pursuant to the Merger Agreement, Arch Street paid approximately $549.3 million for the portfolio of debt securities held by the Benjamin Funding Entities.

In connection with the closing of the Credit Facility, FSIC contributed debt securities to Arch Street having an aggregate fair market value of approximately $132.4 million. Arch Street used approximately $447.7 million of borrowings under the Credit Facility, together with cash on hand, to fund its acquisition of the Benjamin Funding Entities.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On August 29, 2012, Arch Street and Citibank entered into a Termination Acknowledgement (TRS) (the “TRS Termination Agreement”), pursuant to which the parties agreed to immediately terminate: (i) the ISDA 2002 Master Agreement, the Schedule thereto and Credit Support Annex to such Schedule, each dated as of March 18, 2011, by and between Arch Street and Citibank; (ii) the Amended and Restated Confirmation Letter Agreement, dated as of June 12, 2012, by and between Arch Street and Citibank (such documents set forth in (i) and (ii) are collectively referred to herein as the “TRS Agreement”); and (iii) all transactions under the TRS Agreement.

The total return swap (“TRS”) under the TRS Agreement was for a portfolio of senior secured floating rate loans with a maximum notional amount of $615,000,000. Arch Street received from Citibank all interest and fees payable in respect of the loans underlying the TRS. Arch Street paid to Citibank interest at a rate equal to one-month LIBOR, plus 1.27% per annum on the full notional amount of the loans subject to the TRS. In addition, upon the termination or repayment of any loan subject to the TRS, Arch Street either received from Citibank the appreciation in the value of such loan, or paid to Citibank any depreciation in the value of such loan. Upon the termination of the TRS, Arch Street recognized approximately $5.51 million of gains.

Citibank was permitted to terminate the TRS on or after March 18, 2013, the second anniversary of the effectiveness of the TRS. Arch Street was permitted to terminate the TRS at any time upon providing no more than 30 days, and no less than 10 days, prior notice to Citibank. Any termination prior to the second anniversary of the effectiveness of the TRS entitled Citibank to an early termination fee based on the maximum notional amount of the TRS. Pursuant to the TRS Termination Agreement, however, no early termination fee was payable in connection with the termination of the TRS. In connection with the termination of the TRS, Arch Street acquired the portfolio of debt securities that were subject to the TRS pursuant to the transactions contemplated by the Merger Agreement.

The termination of the TRS and the entry into the Credit Facility by Arch Street allowed Arch Street to extend the maturity of its financing arrangement with Citibank for a period of approximately two and a half years beyond the maturity of the TRS. In addition, the Credit Facility will allow Arch Street to obtain financing on a broader range of debt securities than was permitted under the terms of the TRS Agreement.

The foregoing description of the TRS Termination Agreement as set forth in this Item 1.02 is a summary only and is qualified in all respects by the provisions of the TRS Termination Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated by reference herein. A more detailed description of the TRS Agreement can be found in FSIC’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, which was filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of FSIC. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.2	Account Control Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC, Citibank, N.A and Virtus Group, LP.

10.3	Security Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC and Citibank, N.A.

10.4	Agreement and Plan of Merger, dated as of August 29, 2012, by and among Arch Street Funding LLC, Benjamin Loan Funding LLC, Benjamin 2 Loan Funding LLC, Citibank, N.A. and Citibank Financial Products Inc.

10.5	Amended and Restated Investment Management Agreement, dated as of August 29, 2012, by and between FS Investment Corporation and Arch Street Funding LLC.

10.6	Termination Acknowledgment (TRS), dated as of August 29, 2012, by and between Arch Street Funding LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: August 31, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.2	Account Control Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC, Citibank, N.A and Virtus Group, LP.

10.3	Security Agreement, dated as of August 29, 2012, by and between Arch Street Funding LLC and Citibank, N.A.

10.4	Agreement and Plan of Merger, dated as of August 29, 2012, by and among Arch Street Funding LLC, Benjamin Loan Funding LLC, Benjamin 2 Loan Funding LLC, Citibank, N.A. and Citibank Financial Products Inc.

10.5	Amended and Restated Investment Management Agreement, dated as of August 29, 2012, by and between FS Investment Corporation and Arch Street Funding LLC.

10.6	Termination Acknowledgment (TRS), dated as of August 29, 2012, by and between Arch Street Funding LLC and Citibank, N.A.